UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Horizon recognizes that the Express Scripts published formulary exclusion list, which will take effect on January 1, 2017, includes DUEXIS® and VIMOVO®. Horizon continues to have discussions with Express Scripts and sees a potential pathway, while not guaranteed, to completion of a potential partnership with Express Scripts beginning in 2017. In addition, Horizon continues discussions and negotiations with other pharmacy benefit managers and payers with the goal of further increasing patient access to its clinically relevant primary care medicines in 2017.

Forward-Looking Statements

This report contains forward-looking statements, including, but not limited to, statements related to a potential future partnership with Express Scripts, and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon Pharma is unable complete a partnership with Express Scripts on favorable terms or at all; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s filings and reports with the U.S. Securities and Exchange Commission. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2016	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer